[POLICY NUMBER: VF99999990]

POLICY SPECIFICATIONS

Summary Of Coverages Effective On The Policy Date

R15SRT	Scheduled Annual Renewable Term Rider [(Guaranteed Issue)]
R15SRT PC SP
	Face Amount:	Refer to the Table of Term Coverage Applicable to Scheduled Annual Renewable Term (“S-ART”) Rider
	Insured:	[John Doe]
	Sex and Age:	[Male 35]
	Risk Class:	[Standard Nonsmoker]
	Rider Charge:	[$0.00 Per Month]
	Rider Charge Duration:	[20 Years]

[P12MVL SP]

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[POLICY NUMBER: VF99999990]

POLICY SPECIFICATIONS

[Scheduled Annual Renewable Term Rider Value Features

Rider Coverage Charge

[Preferred Coverage Charge – When the Minimum Premium For Basic Life Coverage Charge shown in the Policy Specifications is met, the Rider Preferred Coverage Charge will be used instead of the Rider Coverage Charge for the initial Rider Coverage Layer. The maximum Rider Preferred Coverage Charge and the policy years it is available for the initial Rider Coverage Layer are shown in the Policy Specifications.

The Rider Preferred Coverage Charge will not be used for any increases in Rider Coverage Layer. The Rider Preferred Coverage Charge will not decrease even if the Face Amount of the associated Rider Coverage Layer is decreased.]]

R15SRT PC SP

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[POLICY NUMBER: VF99999990]

POLICY SPECIFICATIONS

Table of Cost of Insurance (COI) Rates

For Scheduled Annual Renewable Term (“S-ART”) Rider [(Guaranteed Issue)]

Insured:	[JOHN DOE]

Maximum monthly Cost of Insurance Rates per $1000.00 of Net Amount at Risk applicable to this Coverage.

Policy Year	COI Rate	Policy Year	COI Rate	Policy Year	COI Rate
[1	0.10090	30	1.27900	59	21.97380
2	0.10670	31	1.41510	60	23.81220
3	0.11170	32	1.55240	61	25.79270
4	0.12010	33	1.68980	62	27.64150
5	0.12840	34	1.83930	63	29.65380
6	0.13760	35	1.99170	64	31.85100
7	0.14930	36	2.17330	65	34.25960
8	0.16350	37	2.37670	66	36.90860
9	0.17930	38	2.64820	67	39.06360
10	0.19940	39	2.93180	68	41.41760
11	0.22110	40	3.23010	69	43.99540
12	0.24200	41	3.56140	70	46.82420
13	0.26460	42	3.92360	71	49.93700
14	0.27790	43	4.34570	72	53.37330
15	0.29380	44	4.84010	73	57.18460
16	0.31390	45	5.41330	74	61.42910
17	0.33900	46	6.04180	75	66.18210
18	0.37330	47	6.76170	76	71.53880
19	0.41180	48	7.51460	77	77.62690
20	0.45950	49	8.33040	78	83.33330
21	0.51560	50	9.24140	79	83.33330
22	0.57510	51	10.27540	80	83.33330
23	0.63890	52	11.43490	81	83.33330
24	0.69180	53	12.71510	82	83.33330
25	0.75230	54	14.10520	83	83.33330
26	0.82540	55	15.59360	84	83.33330
27	0.91630	56	17.17060	85	83.33330
28	1.02660	57	18.67330	86	83.33330
29	1.14970	58	20.26540	87+	0]

R15SRT PC SP

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[POLICY NUMBER: VF99999990]

POLICY SPECIFICATIONS

Table Of Term Coverage Applicable To

Scheduled Annual Renewable Term (“S-ART”) Rider [(Guaranteed Issue)]

Insured:	[JOHN DOE]

Policy Year	Rider Increase Amount	Total Rider Face Amount	Coverage Charge	Preferred Coverage Charge
[1	$0	$0	$0	$0
2	10,000	10,000	30.06	28.75
3	10,000	20,000	30.06	28.75
4	10,000	30,000	30.06	28.75
5	10,000	40,000	30.06	28.75
6	10,000	50,000	30.06	28.75
7	10,000	60,000	30.06	28.75
8	10,000	70,000	30.06	28.75
9	10,000	80,000	30.06	28.75
10	10,000	90,000	30.06	28.75
11	10,000	100,000	30.06
12	0	100,000	30.06
13	0	100,000	30.06
14	0	100,000	30.06
15	0	100,000	30.06
16	0	100,000	30.06
17	0	100,000	30.06
18	0	100,000	30.06
19	0	100,000	30.06
20	0	100,000	30.06
21	0	100,000	30.96
22	0	100,000	31.89
23	0	100,000	32.85
24	0	100,000	33.83
25	0	100,000	34.84
26	0	100,000	35.90
27	0	100,000	36.98
28	0	100,000	38.08
29	0	100,000	39.22
30	0	100,000	40.40
31	0	100,000	41.62
32	0	100,000	42.86
33	0	100,000	44.15
34	0	100,000	45.48
35	0	100,000	46.84
36	0	100,000	48.25
37	0	100,000	49.69
38	0	100,000	51.19
39	0	100,000	52.73
40	0	100,000	54.31
41	0	100,000	55.94
42	0	100,000	57.61
43	0	100,000	59.35
44	0	100,000	61.13

R15SRT PC SP

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[POLICY NUMBER: VF99999990]

POLICY SPECIFICATIONS

Table Of Term Coverage Applicable To

Scheduled Annual Renewable Term (“S-ART”) Rider [(Guaranteed Issue)]

Continued

Insured:	[JOHN DOE]

Policy Year	Rider Increase Amount	Total Rider Face Amount	Coverage Charge	Preferred Coverage Charge
45	$0	100,000	$62.96
46	0	100,000	64.85
47	0	100,000	66.80
48	0	100,000	68.81
49	0	100,000	70.87
50	0	100,000	73.00
51	0	100,000	75.19
52	0	100,000	77.44
53	0	100,000	79.78
54	0	100,000	82.16
55	0	100,000	84.64
56	0	100,000	87.18
57	0	100,000	89.80
58	0	100,000	92.49
59	0	100,000	95.26
60	0	100,000	98.12
61	0	100,000	101.07
62	0	100,000	104.11
63	0	100,000	107.23
64	0	100,000	110.46
65	0	100,000	113.77
66	0	100,000	117.19
67	0	100,000	120.71
68	0	100,000	124.33
69	0	100,000	128.07
70	0	100,000	131.91
71	0	100,000	135.87
72	0	100,000	139.95
73	0	100,000	144.15
74	0	100,000	148.47
75	0	100,000	152.94
76	0	100,000	157.52
77	0	100,000	162.25
78	0	100,000	167.13
79	0	100,000	172.14
80	0	100,000	177.31
81	0	100,000	182.64
82	0	100,000	188.13
83	0	100,000	193.77
84	0	100,000	199.59
85	0	100,000	205.58
86	0	100,000	211.75
87+	0	100,000	0]

R15SRT PC SP

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